Exhibit 107

Calculation of Filing Fee Table

424(b)(2)

(Form Type)

Triumph Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Share(1)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Fees to Be Paid	Equity	Common Stock, par value $0.001 per share	457(g) and 457(r)	22,425,627	$12.35	$276,956,493	$0.0001102	$30,520.61(2)

Fees Previously Paid	—	—	—	—	—	—	—	—

Total Offering Amounts						$276,956,493	$0.0001102	$30,520.61(2)

Total Fees Previously Paid								—

Total Fee Offsets								$77,378.37(2)

Net Fee Due								$0.00 (2)

Carry Forward Securities

N/A

Table 2: Fee Offset Claims and Sources

	Registrant or File Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claim	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount with Fee Offset	Fee Paid with Fee Offset Source

Fee Offset Claims	Triumph Group, Inc.	S-3	333-239098	June 11, 2020		$77,880	Unallocated (Universal) Shelf			$600,000,000

Fee Offset Sources	Triumph Group, Inc.	S-3	333-239098		June 18, 2020						(2)

(1)

The initial exercise price of the Warrants (as defined herein) of $12.35 is being used to calculate the registration fee in accordance with Rule 457(g) of the Securities Act of 1933, as amended (the “Securities Act”).

(2)

Calculated in accordance with Rule 457(r) under the Securities Act of 1933. Pursuant to Rule 457(p) under the Securities Act, the Registrant hereby offsets the registration fee due in connection with this filing against the $77,378.37 remaining balance from the initial $77,880 registration fee associated with $600,000,000 of unsold securities from our prior registration statement (File No. 333-239098), which was filed with the Securities and Exchange Commission on June 11, 2020 and was subsequently declared effective on June 18, 2020, resulting in a fee of $30,520.61 remitted with this filing.